EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Extends Debt Financing

Provides Flexibility in Expansion Plans

Las Vegas, NV and Vancouver, B.C., Canada (June 15, 2022) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state US cannabis operator, is pleased to provide an update on the extension and amendments to its loan agreement (the “Loan Agreement”) entered into between the Company, DEP Nevada, Inc., a wholly owned subsidiary of the Company, the guarantors as set forth in the Loan Agreement, FG Agency Lending LLC (the “Agent”) and Bomind Holdings LLC (the “Lender”), dated July 19, 2021, as amended on November 30, 2021.

The Company has entered into a second amendment to the Loan Agreement (“Amendment No. 2 to Loan Agreement”) to extend the maturity date by one year to July 19, 2026. Additionally, Amendment No. 2 to Loan Agreement allows the outside date for the Company to draw on the delayed draw term loan of US$4.44 million to be extended from June 1, 2022 to March 31, 2023, whereby US$4 million in funds will be advanced to the Company. The ability of the Company to draw on the delayed draw term loan is subject to compliance with certain provisions in Loan Agreement including provision of a satisfactory budget approved at the sole discretion of the Lender. The Amendment No. 2 to Loan Agreement increases the interest rate on the advanced funds from 13% to 15% per annum, which additional 2% interest may be paid in kind, with the interest being payable on the first day of each month. Amendment No. 2 to Loan Agreement provides for an exit fee equal to 1.5% of the principal balance, which is due and payable upon any payment, in part or in full, of the initial term loan and the delayed draw term loan.

As partial consideration for Amendment No. 2 to Loan Agreement, the Company has issued 1,000,000 common stock purchase warrants (each, a “Warrant”) to the Lender. Each Warrant entitles the holder to acquire shares of common stock (each, a “Warrant Share”) at an exercise price of US$0.16 per Warrant Share until June 14, 2027.

Amendment No. 2 to Loan Agreement contains additional features and requirements and the material terms will be described in a Current Report on Form 8-K to be filed by the Company on or about June 17, 2022.

“The extension of our current loan facility aligns with our development program and provides flexibility around future opportunities,” stated Michael Mills, CEO of Body and Mind. “As we continue with our expansion plans, this opportunity to amend the loan facility provides the Company with optionality to pursue opportunities.”

About Body and Mind Inc.

BaM is an operations focused US multi-state cannabis operator investing in high quality medical and recreational cannabis cultivation, production and retail.

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BaM continues to expand operations in Nevada, California, Arkansas, Ohio and Michigan and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licenses and holds cultivation and production licenses. BaM products include dried flower, edibles, oils and extracts as well as GPEN Gio cartridges. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

Please visit www.bodyandmind.com for more information.

Instagram:@bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Investor Relations

Jonathan Paterson

+1 475 477 9401

Jonathan.Paterson@Harbor-Access.com

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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